Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 18, 2010, with respect to the financial statements and supplemental schedule of the Colgate-Palmolive Company Employees Savings and Investment Plan included in this Annual Report on Form 11-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statement of Colgate-Palmolive Company on Form S-8 (File No. 333-132038, effective February 24, 2006).

/s/ GRANT THORNTON LLP
New York, New York
June 18, 2010